EXHIBIT 99.1
NEWS RELEASE

Pioneer Natural Resources Announces the Addition of Maria S. Jelescu Dreyfus to the Company’s Board of Directors

DALLAS--(BUSINESS WIRE)--Sep. 22, 2021-- Pioneer Natural Resources Company (NYSE: PXD) (“Pioneer” or the “Company”) today announced the addition of Maria S. Jelescu Dreyfus to the Company’s Board of Directors.

Ms. Dreyfus is currently the Chief Investment Officer for Ardinall Investment Management, a New York based independent investment firm established in 2017. Ardinall has an ESG-based investment approach and focuses on climate change and sustainable investments. Prior to forming Ardinall, Ms. Dreyfus spent 15 years at Goldman Sachs, where she most recently served as Portfolio Manager and Managing Director for Goldman Sachs Investment Partners (GSIP). At GSIP Ms. Jelescu focused on energy, industrials, transportation and infrastructure investments in both public and private markets.

Ms. Dreyfus currently serves on the board of directors at Macquarie Infrastructure Corporation (NYSE: MIC), on the board of CDPQ (one of Canada’s largest pension plans) and on the advisory board of Eni Next (Eni SpA’s corporate venture arm). At Columbia University’s Center on Global Energy Policy, Ms. Jelescu serves as an advisory board member, executive committee member and as co-chair of the Women in Energy program. She also serves as a director on several private companies’ governing and advisory boards in the energy transition space (battery technologies, digitization and control technologies, etc.)

Additionally, Ms. Dreyfus is a member of the Massachusetts Institute of Technology’s (MIT) Corporation’s Development Committee and serves on the MIT Economics Department’s Visiting Committee. Ms. Jelescu has held her Chartered Financial Analyst designation since 2004 and holds a dual degree in economics and management science from MIT.

Pioneer Chief Executive Officer, Scott D. Sheffield stated, “We are excited to welcome Maria to the Pioneer Board of Directors. Maria’s extensive experience in energy and infrastructure, combined with her deep knowledge of environmental, social and governance (ESG) matters will further strengthen Pioneer’s ESG leadership position.”

Chairman of the Board, J. Kenneth Thompson added, “Maria’s deep background in finance, energy and ESG adds to our Board’s collective skill set and her expertise will help guide the company successfully through the global energy transition.”

Ms. Jelescu said, “What appeals to me about joining Pioneer’s Board of Directors is the shared belief that leadership means excellent performance in financial, operational and ESG matters. Pioneer continues to do impressive work, but it is not content with the status quo. I look forward to working with Pioneer’s management team as it continues to further solidify its leading role in the energy transition.”

Pioneer is a large independent oil and gas exploration and production company, headquartered in Dallas, Texas, with operations in the United States. For more information, visit Pioneer’s website at www.pxd.com.

Cautionary Statement Regarding Forward-Looking Information

Except for historical information contained herein, the statements in this news release are forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements contained in this news release specifically include statements regarding the redemption. Forward-looking statements and the business prospects of Pioneer are subject to a number of risks and uncertainties that may cause Pioneer’s actual results in future periods to differ materially from the forward-looking statements. These risks and uncertainties include, among other things, volatility of commodity prices, product supply and demand, the impact of a widespread outbreak of an illness, such as the COVID-19 pandemic, global and U.S. economic activity, government regulation or action, Pioneer’s ability to implement its business plans or complete its development activities as scheduled, access to and cost of capital, the financial strength of counterparties to Pioneer’s credit facility, investment instruments and derivative contracts and purchasers of Pioneer’s oil, natural gas liquids and gas production, and acts of war or terrorism. These and other risks are described in Pioneer’s Annual Report on Form 10-K for the year ended December 31, 2020 and other filings with the Securities and Exchange Commission. In addition, Pioneer may be subject to currently unforeseen risks that may have a materially adverse impact on it. Accordingly, no assurances can be given that the actual events and results will not be materially different than the anticipated results described in the forward-looking statements. Pioneer undertakes no duty to publicly update these statements except as required by law.